As filed with the Securities and Exchange Commission on September 7, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT
Under
The Securities Act of 1933, as amended

LKQ CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	36-4215970
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

120 North LaSalle Street, Suite 3300, Chicago, IL	60602
(Address of Principal Executive Offices)	(Zip Code)

LKQ Corporation 1998 Equity Incentive Plan

(Full Title of the Plans)

VICTOR M. CASINI

Vice President, General Counsel and Secretary

LKQ Corporation

120 North LaSalle Street, Suite 3300, Chicago, IL 60602

(Name and Address of Agent for Service)

(312) 280-3700

(Telephone Number, Including Area Code, of Agent for Service)

Copies to:

J. CRAIG WALKER

Bell, Boyd & Lloyd LLC

70 West Madison Street

Chicago, Illinois 60602

(312) 372-1121

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common stock, par value $.01 per share	2,000,000 shares	$28.51(2)	$57,020,000	$6,711.25

(1)           This registration statement also covers an indeterminate number of shares of LKQ Corporation common stock that may be issuable by reason of stock splits, stock dividends, or other adjustment provisions of the LKQ Corporation 1998 Equity Incentive Plan.

(2)           Estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. The computation is based upon the average high and low sale prices of the common stock as reported on the Nasdaq National Market on September 2, 2005.

(3)           This amount is used solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act.

EXPLANATORY NOTE

LKQ Corporation has prepared this registration statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, to register an additional 2,000,000 shares of our common stock, which may be issued in accordance with our 1998 Equity Incentive Plan as a result of an amendment to that Plan.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

INCORPORATION OF CONTENTS OF REGISTRATION
STATEMENT BY REFERENCE

We filed a registration statement on Form S-8 (File No. 333-110149) with the Securities and Exchange Commission covering the registration of a total of 5,502,500 shares for issuance under our 1998 Equity Incentive Plan, our CEO Stock Option Plan, and our Stock Option and Compensation Plan for Non-Employee Directors.  Pursuant to General Instruction E of Form S-8 and Rule 429, this registration statement is being filed to register an additional 2,000,000 shares for issuance under the 1998 Equity Incentive Plan, as amended.  The contents of the prior registration statement (File No. 333-110149) are incorporated herein by reference.

Item 3.    INCORPORATION OF DOCUMENTS BY REFERENCE

We incorporate by reference the documents listed below which were filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934:

(a)           Our Annual Report on Form 10-K for the fiscal year ended December 31, 2004, as amended by our Amendment No. 1 on Form 10-K/A filed on March 18, 2005 and our Amendment No. 2 on Form 10-K/A filed on June 28, 2005;

(b)           Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2005 and for the quarter ended June 30, 2005;

(c)           Our Current Reports on Form 8-K filed on January 3, 2005; January 11, 2005 (relating to Item 1.01); February 2, 2005; March 9, 2005 (as amended by our Form 8-K/A filed on March 18, 2005); May 18, 2005; June 3, 2005;  and August 12, 2005; and

(d)           The description of our common stock set forth under the caption “Description of Capital Stock” in our registration statement on Form S-1 (File No. 333-107417), which description is incorporated by reference in our registration statement on Form 8-A filed with the Securities and Exchange Commission on September 29, 2003 pursuant to the Securities Exchange Act of 1934, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference each of the following documents that we file with the SEC after the date of this registration statement until this offering is completed, which documents shall be deemed to be incorporated herein from the date of filing of such documents:

(a)           reports filed under Sections 13(a) and 13(c) of the Securities Exchange Act of 1934;

(b)           definitive proxy or information statements filed under Section 14 of the Securities Exchange Act of 1934 in connection with any subsequent stockholders’ meeting; and

(c)           any reports filed under Section 15(d) of the Securities Exchange Act of 1934.

Item 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL

Certain legal matters with respect to the shares of common stock being registered pursuant to this registration statement will be passed upon by Bell, Boyd & Lloyd LLC, Chicago, Illinois.  Certain attorneys of Bell, Boyd & Lloyd LLC beneficially own an aggregate of 22,000 shares of our common stock.

Item 8.    EXHIBITS

The exhibits to this registration statement are listed in the exhibit index to this registration statement, which index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Chicago, State of Illinois, on September 2, 2005.

LKQ CORPORATION

By:	/s/ Joseph M. Holsten
Joseph M. Holsten President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Joseph M. Holsten and Mark T. Spears, and each of them acting individually, his true and lawful attorney-in-fact and agent, each with full power of substitution, for him in any and all capacities to execute any and all amendments to this Registration Statement on Form S-8, and to file the same, including post-effective amendments or any abbreviated registration statement, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully and to all intents and purposes as such person might or could do in person, hereby ratifying and confirming each act that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities indicated on September 2, 2005.

Signature	Title

Principal Executive Officer:

/s/ Joseph M. Holsten
Joseph M. Holsten	President, Chief Executive Officer and Director

Principal Financial Officer:

/s/ Mark T. Spears
Mark T. Spears	Senior Vice President and Chief Financial Officer

Principal Accounting Officer:

/s/ Frank P. Erlain
Frank P. Erlain	Vice President of Finance and Controller

Majority of the Directors:

/s/ A. Clinton Allen
A. Clinton Allen	Director

/s/ Robert M. Devlin
Robert M. Devlin	Director

/s/ Donald F. Flynn
Donald F. Flynn	Director

/s/ Paul M. Meister
Paul M. Meister	Director

/s/ John F. O’Brien
John F. O’Brien	Director

/s/ William M. Meister, IV
William M. Webster, IV	Director

EXHIBIT INDEX

EXHIBIT	DESCRIPTION

5	Opinion of Bell, Boyd & Lloyd LLC

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Bell, Boyd & Lloyd LLC (contained in Exhibit 5)

24	Power of Attorney (included on signature page)